Exhibit 99.1

The Manitowoc Company Reports Fourth-Quarter and Full-Year 2025 Financial Results; Provides Full-Year 2026 Guidance

Fourth-Quarter 2025 Highlights

•
Orders of $803.4 million, up 55.8% year-over-year
•
Net sales of $677.1 million, up 13.6% year-over-year
•
Non-new machine sales of $190.9 million, up 14.0% year-over-year
•
Net cash provided by operating activities of $91.1 million, free cash flow of $78.3 million

Full-Year 2025 Highlights

•
Net sales of $2,240.9 million, up 2.9% year-over-year
•
Non-new machine sales of $690.5 million, up 9.8% year-over-year
•
Backlog of $793.5 million, up 22.0% year-over-year

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW) (the “Company” or “Manitowoc”) today reported fourth-quarter net income of $7.0 million, or $0.19 per diluted share. Fourth-quarter adjusted net income(1) was $9.5 million or $0.26 per diluted share.

Orders in the fourth quarter were $803.4 million, a 55.8% increase from the prior year, resulting in backlog of $793.5 million.

Net sales in the fourth quarter were $677.1 million, an increase of 13.6% from the prior year. Non-new machine sales were $190.9 million, an increase of 14.0% year-over-year. Adjusted EBITDA(1) was $39.6 million, an increase of 13.5% from the prior year.

Full-year 2025 net sales increased 2.9% year-over-year to $2,240.9 million. Non-new machine sales were $690.5 million, an increase of 9.8% year-over-year. Adjusted net income(1) for the year was $11.6 million or $0.32 per diluted share, a decrease of $3.1 million or $0.09 per diluted share from the prior year.

“I am really proud of the team’s strong finish to a challenging year. We ended the fourth quarter with orders in excess of $800 million, $40 million in adjusted EBITDA, and free cash flow of $78 million. For the year, our adjusted EBITDA was $122 million, in line with our expectations. In addition, we continued to execute our CRANES+50 strategy, ending the year with over $690 million in non-new machine sales,” said Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

Ravenscroft added, “Looking to 2026, while we expect more of the same conditions in the U.S. market, our optimism in Europe continues to grow. We started 2026 with $794 million in backlog, which is up 22% versus a year ago. In addition, we implemented a restructuring plan in January to streamline our organization, which we expect to save us roughly $10 million. We continue to execute our CRANES+50 strategy and are planning to add new locations in Chile, Mexico, France, and Portugal. I am confident that our ongoing lean transformation and continued focus on our CRANES+50 strategy further strengthen Manitowoc’s ability to navigate the crane cycle.”

Our full-year 2026 guidance is as follows:

•
Net sales - $2.25 billion to $2.35 billion
•
Adjusted EBITDA - $125 million to $150 million
•
Depreciation and amortization - $60 million
•
Interest expense - $35 million to $38 million
•
Provision for income taxes - $11 million to $15 million
•
Adjusted diluted earnings per share - $0.45 to $0.90
•
Capital expenditures - $45 million to $50 million, of which approximately $25 million is for the rental fleet

•
Free cash flow - $40 million to $65 million
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Restructuring plan expected to deliver $10 million in annualized savings in 2026

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its fourth-quarter and full-year 2025 earnings results on Tuesday, February 10, 2025, at 10:00 a.m. ET (9:00 a.m. CT). Shareholders and prospective investors are encouraged to submit questions in advance to ion.warner@manitowoc.com. A live audio webcast of the call, along with the related presentation, will be available via webcast on the Manitowoc website at http://ir.manitowoc.com in the "Events & Presentations" section. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. ("Manitowoc" or the "Company") was founded in 1902, and is headquartered in Milwaukee, Wisconsin, United States. Manitowoc through its wholly-owned subsidiaries provides high quality, customer-focused lifting products and services world-wide through its Grove, Manitowoc, National Crane, Potain, Shuttlelift, and Upfits by Aspen Equipment brands and its support-focused subsidiary MGX Equipment Services. For more information, visit www.manitowoc.com.

Footnote

(1)Adjusted net income, adjusted diluted net income per share (“Adjusted DEPS”), EBITDA, adjusted EBITDA, adjusted operating income, adjusted return on invested capital ("Adjusted ROIC"), and free cash flows are financial measures that are not in accordance with U.S. GAAP. For definitions and a reconciliation to the most comparable U.S. GAAP numbers, please see the schedule of “Non-GAAP Financial Measures” at the end of this press release.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•
macroeconomic conditions, including inflation, elevated interest rates, and tariffs as well as prior supply chain, labor and logistics constraints, have had, and may continue to have, a negative impact on Manitowoc’s ability to convert backlog into revenue (the timing of sales) which could, and has, impacted its financial condition, cash flows, and results of operations (including future uncertain impacts);
•
uncertainty regarding, and adverse changes to trade policy, including tariffs, reciprocal tariffs, trade agreements, ongoing negotiations on trade agreements with additional trade partners, legal challenges to certain tariffs authorities, updated guidance from regulations, export duties, import controls and trade barriers (including quotas);
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actions of competitors;
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changes in economic or industry conditions generally or in the markets served by Manitowoc;
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geopolitical events, including the ongoing conflicts in Ukraine and in the Middle East, tariffs, other political and economic conditions and risks and other geographic factors, have had and may continue to lead to market disruptions, including volatility in commodity prices (including oil and gas), raw material and component costs, energy prices, inflation, consumer behavior, supply chain, and credit and capital markets, and could result in the impairment of assets;
•
changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment including changes in government approval and funding of projects;
•
the ability to convert backlog, orders and order activity into sales and the timing of those sales;
•
the ability to focus on customers, new technologies and innovation;
•
uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;
•
failure to comply with regulatory requirements related to the products and aftermarket services the Company sells;
•
the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•
the ability of Manitowoc's customers to receive financing;
•
risks associated with high debt leverage;
•
impairment of goodwill and/or intangible assets;
•
changes in revenues, margins and costs;
•
the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•
the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;
•
work stoppages, labor negotiations, labor rates and labor costs;
•
the Company’s ability to attract and retain qualified personnel;
•
changes in the capital and financial markets;
•
the ability to complete and appropriately integrate acquisitions, strategic alliances, joint ventures and other significant transactions;
•
issues associated with the availability and viability of suppliers;

•
the ability to significantly improve profitability;
•
realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those enhancements, savings, synergies and options;
•
the replacement cycle of technologically obsolete products;
•
foreign currency fluctuation and its impact on reported results;
•
risks associated with data security and technological systems and protections;
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the ability to direct resources to those areas that will deliver the highest returns;
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risks associated with manufacturing or design defects;
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natural disasters, other weather events, pandemics and other public health crises disrupting commerce in one or more regions of the world;
•
issues relating to the ability to timely and effectively execute on manufacturing strategies, general efficiencies and capacity utilization of the Company’s facilities;
•
the ability to focus and capitalize on product and service quality and reliability;
•
issues associated with the quality of materials, components and products sourced from third parties and the ability to successfully resolve those issues;
•
changes in laws throughout the world, including governmental regulations on climate change;
•
the inability to defend against potential infringement claims on intellectual property rights;
•
the ability to sell products and services through distributors and other third parties;
•
issues affecting the effective tax rate for the year;
•
acts of terrorism; and
•
other risks and factors detailed in Manitowoc's 2024 Annual Report on Form 10-K, its to be filed 2025 Annual Report on Form 10-K, and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by the federal securities laws. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and 2024.

THE MANITOWOC COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share and share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$677.1	$596.0	$2,240.9	$2,178.0
Cost of sales	563.8	500.8	1,836.2	1,803.0
Gross profit	113.3	95.2	404.7	375.0
Operating costs and expenses:
Engineering, selling, and administrative expenses	89.2	77.1	342.9	315.7
Amortization of intangible assets	0.8	0.7	3.1	2.9
Restructuring expense	3.1	1.2	4.9	4.6
Total operating costs and expenses	93.1	79.0	350.9	323.2
Operating income	20.2	16.2	53.8	51.8
Other income (expense):
Interest expense	(10.0)	(9.9)	(37.7)	(38.3)
Amortization of deferred financing fees	(0.4)	(0.4)	(1.5)	(1.4)
Other income (expense) - net	2.6	3.5	(2.2)	(0.4)
Total other expense	(7.8)	(6.8)	(41.4)	(40.1)
Income from continuing operations before taxes	12.4	9.4	12.4	11.7
Provision (benefit) for taxes on income	5.4	(47.3)	5.2	(44.1)
Net income	$7.0	$56.7	$7.2	$55.8

Per Share Data
Basic income per common share	$0.20	$1.61	$0.20	$1.58

Diluted income per common share	$0.19	$1.59	$0.20	$1.56

Weighted average shares outstanding - Basic	35,472,123	35,132,145	35,417,235	35,221,758
Weighted average shares outstanding - Diluted	36,517,950	35,583,662	36,093,160	35,708,782

THE MANITOWOC COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share amounts)

	As of December 31,	As of December 31,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$77.3	$48.0
Accounts receivable, less allowances of $5.8 and $5.9, respectively	281.3	260.3
Inventories — net	683.9	609.4
Other current assets	54.1	41.2
Total current assets	1,096.6	958.9

Property, plant and equipment — net	343.0	346.2
Operating lease right-of-use assets	68.0	59.3
Goodwill	79.6	77.8
Other intangible assets — net	125.1	118.5
Other non-current assets	105.9	99.3
Total assets	$1,818.2	$1,660.0
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$401.6	$389.4
Customer advances	18.3	18.0
Short-term borrowings and current portion of long-term debt	13.7	13.1
Product warranties	36.2	37.0
Other liabilities	21.8	16.8
Total current liabilities	491.6	474.3
Non-Current Liabilities:
Long-term debt	447.1	377.1
Operating lease liabilities	53.6	47.0
Deferred income taxes	2.3	2.1
Pension obligations	45.3	47.1
Postretirement health and other benefit obligations	3.1	4.7
Long-term deferred revenue	18.8	17.5
Other non-current liabilities	61.2	50.1
Total non-current liabilities	631.4	545.6
Stockholders' Equity:
Preferred stock (authorized 3,500,000 shares of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,473,418 and 35,134,245 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	616.7	615.1
Accumulated other comprehensive loss	(65.3)	(107.6)
Retained earnings	206.5	199.3
Treasury stock, at cost (5,320,565 and 5,659,738 shares, respectively)	(63.1)	(67.1)
Total stockholders' equity	695.2	640.1
Total liabilities and stockholders' equity	$1,818.2	$1,660.0

THE MANITOWOC COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net income	$7.0	$56.7	$7.2	$55.8
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation expense	15.5	15.8	59.9	60.0
Amortization of intangible assets	0.8	0.7	3.1	2.9
Stock-based compensation expense	2.7	2.9	9.5	10.9
Amortization of deferred financing fees	0.4	0.4	1.5	1.4
Loss on debt extinguishment	—	—	—	1.1
(Gain) loss on sale of property, plant and equipment	(0.4)	0.1	(0.6)	—
Deferred income tax benefit	(6.2)	(55.6)	(6.2)	(55.6)
Changes in operating assets and liabilities
Accounts receivable	(1.6)	3.1	(9.1)	9.0
Inventories	136.8	124.6	(11.6)	21.4
Other assets	(11.2)	(5.8)	(17.6)	8.5
Accounts payable	(57.5)	(38.5)	21.7	(39.1)
Accrued expenses and other liabilities	4.8	6.4	(35.6)	(27.1)
Net cash provided by operating activities	91.1	110.8	22.2	49.2
Cash Flows from Investing Activities:
Capital expenditures	(12.8)	(11.3)	(37.5)	(45.7)
Proceeds from sale of fixed assets	0.4	1.1	0.9	4.8
Purchase of assets	—	—	(12.9)	—
Other	—	0.5	—	0.5
Net cash used for investing activities	(12.4)	(9.7)	(49.5)	(40.4)
Cash Flows from Financing Activities:
Payments on revolving credit facility	(60.0)	(46.7)	(75.0)	(20.0)
Proceeds from revolving credit facility	27.5	—	134.7	40.7
Payments on long-term debt	—	—	—	(300.0)
Proceeds from long-term debt	—	—	—	300.0
Payments on other debt	(18.2)	(25.6)	(14.7)	—
Proceeds from other debt	10.8	—	15.6	6.6
Debt issuance costs	—	(1.2)	—	(7.4)
Common stock repurchases	—	—	—	(5.7)
Other financing activities	(1.2)	(0.8)	(5.8)	(7.5)
Net cash provided by (used for) financing activities	(41.1)	(74.3)	54.8	6.7
Effect of exchange rate changes on cash and cash equivalents	—	(1.7)	1.8	(1.9)
Net increase in cash and cash equivalents	37.6	25.1	29.3	13.6
Cash and cash equivalents at beginning of period	39.7	22.9	48.0	34.4
Cash and cash equivalents at end of period	$77.3	$48.0	$77.3	$48.0

Non-GAAP Financial Measures

Adjusted net income, Adjusted DEPS, EBITDA, adjusted EBITDA, adjusted operating income, Adjusted ROIC, and free cash flows are financial measures that are not in accordance with U.S. GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Adjusted Net Income and Adjusted DEPS

The Company defines adjusted net income as net income plus the addback or subtraction of restructuring and other non-recurring items. Adjusted DEPS is defined as adjusted net income divided by diluted weighted average shares outstanding. Diluted weighted average common shares outstanding are adjusted for the effect of dilutive stock awards when there is net income on an adjusted basis, as applicable. The reconciliation of net income and diluted net income per share to adjusted net income and Adjusted DEPS for the three months and year ended December 31, 2025 and 2024 are summarized as follows. All dollar amounts are in millions, except per share data and share amounts.

	Three Months Ended December 31,
	2025			2024
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$113.3	$—	$113.3	$95.2	$—	$95.2
Engineering, selling and administrative expenses (1)	(89.2)	—	(89.2)	(77.1)	1.0	(76.1)
Amortization of intangible assets	(0.8)	—	(0.8)	(0.7)	—	(0.7)
Restructuring expense (2)	(3.1)	3.1	—	(1.2)	1.2	—
Operating income	20.2	3.1	23.3	16.2	2.2	18.4
Interest expense	(10.0)	—	(10.0)	(9.9)	—	(9.9)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.4)	—	(0.4)
Other income - net	2.6	—	2.6	3.5	—	3.5
Income before income taxes	12.4	3.1	15.5	9.4	2.2	11.6
(Provision) benefit for income taxes (3)	(5.4)	(0.6)	(6.0)	47.3	(55.2)	(7.9)
Net income	$7.0	$2.5	$9.5	$56.7	$(53.0)	$3.7

Diluted weighted average common shares outstanding	36,517,950		36,517,950	35,583,662		35,583,662

Diluted net income per share	$0.19		$0.26	$1.59		$0.10

(1)
The adjustment in 2024 represents $1.0 million of costs associated with a legal matter with the U.S. Environmental Protection Agency ("EPA").
(2)
The adjustments in 2025 and 2024 represent the addback of restructuring expense.
(3)
The adjustment in 2025 represents the net income tax impact of item (2). The adjustment in 2024 represents the net income tax impacts of items (1) and (2) and the removal of a $55.1 million benefit from the release of a valuation allowance.

	Year Ended December 31,
	2025			2024
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$404.7	$—	$404.7	$375.0	$—	$375.0
Engineering, selling and administrative expenses (1)	(342.9)	—	(342.9)	(315.7)	9.1	(306.6)
Amortization of intangible assets	(3.1)	—	(3.1)	(2.9)	—	(2.9)
Restructuring expense (2)	(4.9)	4.9	—	(4.6)	4.6	—
Operating income	53.8	4.9	58.7	51.8	13.7	65.5
Interest expense	(37.7)	—	(37.7)	(38.3)	—	(38.3)
Amortization of deferred financing fees	(1.5)	—	(1.5)	(1.4)	—	(1.4)
Other (expense) income - net (3)	(2.2)	0.6	(1.6)	(0.4)	1.1	0.7
Income before income taxes	12.4	5.5	17.9	11.7	14.8	26.5
(Provision) benefit for income taxes (4)	(5.2)	(1.1)	(6.3)	44.1	(55.9)	(11.8)
Net income	$7.2	$4.4	$11.6	$55.8	$(41.1)	$14.7

Diluted weighted average common shares outstanding	36,093,160		36,093,160	35,708,782		35,708,782

Diluted net income per share	$0.20		$0.32	$1.56		$0.41

(1)
The adjustment in 2024 represents $8.9 million of costs associated with a legal matter with the EPA and $0.2 million of one-time costs.
(2)
The adjustments in 2025 and 2024 represent the addback of restructuring expense.
(3)
The adjustment in 2025 represents $0.6 million of interest related to the settlement of a legal matter with the EPA. The adjustment in 2024 represents $1.1 million of non-cash losses associated with the refinancing of the Company’s 2026 Notes.
(4)
The adjustment in 2025 represents the net income tax impact of item (2). The adjustment in 2024 represents the net income tax impacts of items (1), (2), and (3) and the removal of a $55.1 million benefit from the release of a valuation allowance.

Adjusted ROIC

The Company defines Adjusted ROIC as adjusted net operating profit after tax (“Adjusted NOPAT”) for the trailing twelve-months ended divided by the five-quarter average of invested capital. Adjusted NOPAT is calculated for each quarter by taking operating income plus the addback of amortization of intangible assets and the addback or subtraction of restructuring expenses, other non-recurring items - net, and provision for income taxes, which is determined using a 15% tax rate. Invested capital is defined as net total assets less cash and cash equivalents and income tax assets - net plus short-term and long-term debt. Income taxes assets - net are defined as net income tax payables/receivables, net deferred tax assets/liabilities, and uncertain tax positions.

The Company’s Adjusted ROIC as of December 31, 2025 was 5.3%. Below is the calculation of Adjusted ROIC as of December 31, 2025 and 2024.

	Year Ended December 31, 2025	Year Ended December 31, 2024
Operating income	$53.8	$51.8
Amortization of intangible assets	3.1	2.9
Restructuring expense	4.9	4.6
Other non-recurring items - net	—	9.1
Adjusted operating income	61.8	68.4
Provision for income taxes	(9.3)	(10.3)
Adjusted NOPAT	$52.5	$58.1

	5-Quarter Average
Total assets	$1,805.3	$1,734.4
Total liabilities	(1,135.1)	(1,126.5)
Net total assets	670.2	607.9
Cash and cash equivalents	(47.9)	(35.0)
Short-term borrowings and current portion of long-term debt	15.1	26.2
Long-term debt	429.1	388.3
Income tax assets - net	(67.0)	(17.5)
Invested capital	$999.5	$969.9

Adjusted ROIC	5.3%	6.0%

Free Cash Flows

The Company defines free cash flows as net cash provided by operating activities less cash outflow from investment in capital expenditures. The reconciliation of net cash provided by operating activities to free cash flows for the three months and year ended December 31, 2025 and 2024 are summarized as follows. All dollar amounts are in millions.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash used for operating activities	$91.1	$110.8	$22.2	$49.2
Capital expenditures	(12.8)	(11.3)	(37.5)	(45.7)
Free cash flows	$78.3	$99.5	$(15.3)	$3.5

EBITDA and Adjusted EBITDA

The Company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA plus the addback or subtraction of restructuring expense, other (income) expense - net, and other non-recurring items - net. The reconciliation of net income to EBITDA, and further to adjusted EBITDA for the three months and year ended December 31, 2025 and 2024, are summarized as follows. All dollar amounts are in millions.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$7.0	$56.7	$7.2	$55.8
Interest expense and amortization of deferred financing fees	10.4	10.3	39.2	39.7
Provision (benefit) for income taxes	5.4	(47.3)	5.2	(44.1)
Depreciation expense	15.5	15.8	59.9	60.0
Amortization of intangible assets	0.8	0.7	3.1	2.9
EBITDA	39.1	36.2	114.6	114.3
Restructuring expense	3.1	1.2	4.9	4.6
Other non-recurring items - net (1)	—	1.0	—	9.1
Other (income) expense - net (2)	(2.6)	(3.5)	2.2	0.4
Adjusted EBITDA	$39.6	$34.9	$121.7	$128.4

Adjusted EBITDA margin percentage	5.8%	5.9%	5.4%	5.9%

(1)
Other non-recurring items - net for the three months ended December 31, 2024 relate to $1.0 million of costs associated with a legal matter with the EPA. Other non-recurring items - net for the year ended December 31, 2024 relate to $8.9 million of costs associated with a legal matter with the EPA and $0.2 million of one-time costs.
(2)
Other (income) expense - net includes net foreign currency (gains) losses, other components of net periodic pension costs, and other items in the three months and years ended December 31, 2025 and 2024.

For more information:

Ion Warner

SVP, Marketing and Investor Relations

ion.warner@manitowoc.com

+1 414-760-4805